                                                                    EXHIBIT 11
 Page 1

                                    Southdown, Inc. and Subsidiaries
                             Statement of Computation of Per Share Earnings
                                 (In millions, except per share amounts)


                                                               Years ended December 31,
                                                          (in millions, except per share amounts)
                                                           1994          1993          1992


Earnings (loss) for primary earnings per share:
 Earnings (loss) from continuing operations before
    preferred stock dividends                              $    30.1     $     3.6     $   (16.9)
 Preferred stock dividends                                      (9.4)         (5.0)         (5.0)
 Earnings (loss) from continuing operations                     20.7          (1.4)        (21.9)
 Loss from discontinued operations, net of
    income taxes                                                (5.9)         (3.6)        (24.5)
 Loss on disposition of discontinued operations, net of
    income taxes                                               (21.6)        -             -
 Gain on disposition of discontinued oil and gas
    operations, net of income taxes                            -             -               0.8
 Loss before cumulative effect of a change in
    accounting principle and extraordinary charge               (6.8)         (5.0)        (45.6)
 Extraordinary charge, net of income taxes                     -              (1.0)        -
 Cumulative effect of a change in accounting
    principle, net of income taxes                             -             (48.5)        -
Net loss for primary earnings per share                    $    (6.8)    $   (54.5)    $   (45.6)

Earnings (loss) for fully diluted earnings per share:
 Earnings from continued operations before
    preferred stock dividends                              $    30.1     $     3.6     $   (16.9)
 Antidulitive preferred stock dividends                         (9.4)         (5.0)         (5.0)
 Earnings (loss) from continuing operations                     20.7          (1.4)        (21.9)
 Loss from discontinued operations, net of
    income taxes                                                (5.9)         (3.6)        (24.5)
 Loss on disposition of discontinued operations, net of
    income taxes                                               (21.6)        -             -
 Gain on disposition of discontinued oil and gas
    operations, net of income taxes                            -             -               0.8
 Loss before cumulative effect of a change in
    accounting principle and extraordinary charge               (6.8)         (5.0)        (45.6)
 Extraordinary charge, net of income taxes                     -              (1.0)        -
 Cumulative effect of a change in accounting
    principle, net of income taxes                             -             (48.5)        -
Net loss for fully diluted earnings per share              $    (6.8)    $   (54.5)    $   (45.6)
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
EXHIBIT 11
Page 2

                                    Southdown, Inc. and Subsidiaries
                             Statement of Computation of Per Share Earnings
                                 (In millions, except per share amounts)

                                                                     Years ended December 31,
                                                                     (in millions, except per share amounts)
                                                          1994          1993          1992
Average shares outstanding:
 Common stock                                                   17.2          17.0          16.9
    Common stock equivalents from assumed
      exercise of stock options and warrants
      (treasury stock method)                                    0.5           0.2         -
 Total for primary earnings per share                           17.7          17.2          16.9

Other potentially dilutive securities:
 -  additional common stock equivalent from assumed
    exercise of stock options and warrants at ending
    market price                                               -               0.6         -
 -  assumed conversion of Series A convertible
    preferred stock at one-half share of common stock            1.0           1.0           1.0
 -  assumed conversion of Series B convertible
    preferred stock 2.5 shares of common stock                   2.3           2.4           2.4
 -  assumed conversion of the Series D convertible
    preferred stock at 1.51 shares of common stock               2.4         -             -
Total for fully diluted earnings per share                      23.4          21.2          20.3

Less: Antidilutive securities
      Stock options and warrants                                (0.5)         (0.8)        -
      Series A preferred stock                                  (1.0)         (1.0)         (1.0)
      Series B preferred stock                                  (2.3)         (2.4)         (2.4)
      Series D preferred stock                                  (2.4)        -             -
                                                                17.2          17.0          16.9

Per share earnings (loss) from continuing operations:
 Earnings (loss) from continuing operations                $    1.20     $   (0.09)    $   (1.29)
 Loss from discontinued operations, net of
    income taxes                                               (0.38)        (0.21)        (1.45)
 Loss on disposition of discontinued operations, net of
    income taxes                                               (1.22)        -             -
 Gain on disposition of discontinued oil and gas operations,
    net of income taxes                                        -             -              0.05
 Extraordinary item, net of income taxes                       -             (0.06)        -
 Cumulative effect of a change in accounting
    principle, net of income taxes                             -             (2.86)        -
                                                           $   (0.40)    $   (3.22)    $   (2.69)
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